EXHIBIT 24

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of First Defiance Financial Corp., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the First Defiance Financial Corp. 2010 Equity Incentive Plan, hereby constitutes and appoints William J. Small and Donald P. Hileman, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 17th day of May, 2010.

/s/ William J. Small	/s/ Donald P. Hileman
William J. Small	Donald P. Hileman
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Rohrs	/s/ Stephen L. Boomer
James L. Rohrs	Stephen L. Boomer
Director and Executive Vice President	Lead Independent Director

/s/ John L. Bookmyer	/s/ Douglas A. Burgei
John L. Bookmyer	Douglas A. Burgei
Director	Director

Peter A. Diehl	Jean A. Hubbard
Director	Director

/s/ Barbara A. Mitzel
Dwain I. Metzger	Barbara A. Mitzel
Director	Director

/s/ Samuel S. Strausbaugh
Samuel S. Strausbaugh	Thomas A. Voigt
Director	Director